SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
   [ ] Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to Rule 14a-12

                          HIBBETT SPORTING GOODS, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X] No fee required
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

    ____________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

    ____________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ____________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

    ____________________________________________________________________________

(5) Total fee paid:_____________________________________________________________

   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:______________________________________________

       (2) Form, Schedule or Registration Statement No.:________________________

       (3) Filing Party:________________________________________________________

       (4) Date Filed:__________________________________________________________

                                 [HIBBETT LOGO]


Dear Stockholder:

     You are invited to attend the annual meeting of the stockholders of Hibbett Sporting Goods, Inc., which will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Wednesday, June 2, 2004, at 10:00 A.M., local time for the following purposes:

(1) to elect three (3)Class II directors for a three-year term expiring in 2007;

(2) to approve an amendment to the Outside Director Stock Option Plan; and

(3) to transact such other business as may come before the meeting.

     Information concerning these and certain other matters concerning the company are contained in the accompanying Notice of Annual Meeting and Proxy Statement.

     It is important that your shares be voted at the annual meeting. Therefore, I urge you to read the accompanying Notice of Annual Meeting and Proxy Statement and sign and return your proxy on the enclosed form. Even if you plan to attend the meeting, please return your signed proxy as soon as possible.


                                        Sincerely,

                                        /s/ Michael J. Newsome
                                        __________________________________
                                        Michael J. Newsome
                                        President, Chief Executive Officer
                                        and Chairman of the Board


April 29, 2004
Birmingham, Alabama

                -------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 2, 2004
                -------------------------------------------------


To the Stockholders of HIBBETT SPORTING GOODS, INC.


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Hibbett Sporting Goods, Inc. will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Wednesday, June 2, 2004, at 10:00 A.M., local time for the following purposes:

(1) to elect three (3) Class II directors who will serve until the annual meeting of stockholders in 2007;

(2) to approve an amendment to the Outside Director Stock Option Plan; and

(3) to transact such other business as may come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 5, 2004 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the meeting.

     Each stockholder is requested to date, sign and return the accompanying proxy in the enclosed return envelope. No postage is needed if mailed in the United States.



                                     By order of the Board of Directors,

                                     /s/ Maxine B. Martin
                                     ___________________________________

                                     Maxine B. Martin, Secretary

April 29, 2004
Birmingham, Alabama

                          HIBBETT SPORTING GOODS, INC.

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 2, 2004


                                  INTRODUCTION

Solicitation of Proxies

     The Board of Directors of Hibbett Sporting Goods, Inc. is furnishing this Proxy Statement to the stockholders of the Company in connection with its solicitation of proxies for use at our Annual Meeting of Stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Wednesday, June 2, 2004, at 10:00 A.M., local time, and at any adjournment thereof. This Proxy Statement and the accompanying proxy form, together with a copy of the Company's annual report for the fiscal year ending January 31, 2004, will be mailed to stockholders of the Company beginning on or about April 30, 2004.

     If you sign and return the enclosed proxy form, you may nevertheless revoke it by:

 o providing written notice of revocation to the Secretary of the Company at its executive offices, 451 Industrial Lane, Birmingham, Alabama 35211, at any time before the proxy is voted,
 o signing and delivering a proxy bearing a later date, or
 o attending and voting in person at the Annual Meeting.

If you sign a proxy and return it to us in time for the Annual Meeting, without revoking it, the persons designated in the proxy will vote your shares at the Annual Meeting in accordance with the instructions on the proxy form. If no instructions are given, all proxies will be voted FOR the proposals described in this Proxy Statement. Michael J. Newsome and Clyde B. Anderson are named as proxies in the enclosed proxy form and have been designated as the directors' proxies by the Board.

     The principal executive office of Hibbett Sporting Goods, Inc. is 451 Industrial Lane, Birmingham, Alabama 35211. Our telephone number is (205) 942-4292.

Record Date and Voting Stock

     Each stockholder of record at the close of business on the record date, April 5, 2004, is entitled to cast one vote on each proposal presented at the Annual Meeting for each share of our common stock held. As of the record date, there were 15,583,823 shares of our common stock outstanding. This figure does not reflect the 3-for-2 stock split effected on April 16, 2004, as the stock split occurred after the record date. There is no cumulative voting of our common stock. Votes will be tabulated by our transfer agent, SunTrust Bank.

                                TABLE OF CONTENTS


Directors and Executive Officers                                               3

The Board of Directors
   o Composition of the Board                                                  4
   o Director Compensation                                                     5
   o Meetings of the Board and Committees                                      5
   o Committees                                                                5
   o How Nominees are Selected                                                 6
   o Shareholder Nominations                                                   7
   o Director Independence                                                     7
   o Code of Ethics                                                            8
   o Charters of Board Committees                                              8
   o Communicating with our Board Members                                      8

Security Ownership of Certain Beneficial Owners and Management
   o Ownership of Certain Beneficial Owners                                    9
   o Ownership of Management                                                  10

Executive Management
   o Summary Compensation Information                                         11
   o Option/SAR Grants in Last Fiscal Year                                    12
   o Aggregate Option Exercises in Last Fiscal Year                           13

Report on Executive Compensation                                              13

Equity Compensation Plan Information                                          15

Other Information Relating to Directors, Nominees and Executive Officers
   o Certain Relationships and Related Transactions                           15
   o Compensation Committee Interlocks and Insider Trading                    16
   o Section 16(a) Beneficial Ownership Reporting Compliance                  16

Audit Matters                                                                 16

Comparison of 5-Year Cumulative Total Return Graph                            18

Proposals
   o Election of Directors                                                    19
   o Approval to Amend the Stock Plan for Outside Directors                   20

Other Business                                                                22

                        DIRECTORS AND EXECUTIVE OFFICERS

Identification

     The directors, nominees for directors and executive officers of the company and their ages as of the date of this Proxy Statement are as follows:

Name                                                                   Age          Position
----------------------------------------------------------------      -----         --------
Nominees for election to serve until the annual meeting in
2007 (Class II)
----------------------------------------------------------------

Carl Kirkland                                                           63          Director

Michael J. Newsome                                                      65          President, Chief Executive Officer
                                                                                     and Chairman of the Board

Thomas A. Saunders, III                                                 67          Director


Directors elected or appointed to serve until the annual meeting in 2005 (Class III)
----------------------------------------------------------------

Clyde B. Anderson                                                       43          Director

H. Ray Compton                                                          61          Director

Ralph T. Parks                                                          58          Director


Directors elected to serve until the annual meeting
in 2006 (Class I)
----------------------------------------------------------------

F. Barron Fletcher, III                                                 37          Director


Executive Officers who are not also Directors or nominees
for Director
----------------------------------------------------------------
Gary A. Smith                                                           57          Vice President and Chief Financial
                                                                                     Officer

Cathy E. Pryor                                                          41          Vice President of Store Operations

Jeffry O. Rosenthal                                                     46          Vice President of Merchandising


     Clyde B. Anderson has been a Director of the company since 1987. Mr. Anderson has served as the Chairman of the Board of Books-A-Million, Inc., a book retailer, since January 2000 and has been a director of Books-A-Million, Inc. since November 1987. He was named Executive Chairman of the Board of Books-a-Million, Inc. on February 1, 2004. Mr. Anderson served as Chief Executive Officer of Books-A-Million, Inc. from July 1992 to February 2004.

     H. Ray Compton has been a Director of the company since January 1997. Mr. Compton is a Director and co-founder of Dollar Tree Stores, Inc. From 1986 to 1998, Mr. Compton also served as the Chief Financial Officer of Dollar Tree Stores, Inc.

     F. Barron Fletcher, III has been a Director of the company since 1995. Mr. Fletcher joined Saunders Karp & Megrue, L.P. in 1992, was named partner in 1998 and joined SKM Growth Investors in 1999. Prior to joining Saunders Karp & Megrue, L.P., from 1991 through 1992, Mr. Fletcher was with Wasserstein Perella & Co. where he served in the merchant banking department and also in mergers and acquisitions.

     Carl Kirkland has been a Director of the company since January 1997. Mr. Kirkland is a co-founder of Kirkland's, Inc., a leading specialty retailer of decorative home accessories and gift items, and has served as Chairman of the Board of Kirkland's, Inc. since 1996. Mr. Kirkland served as Chief Executive Officer from 1966 to March 2001 and President from 1966 to November 1997. Mr. Kirkland also serves on the board of directors of the Bank of Jackson in Jackson, Tennessee.

     Michael J. Newsome has been the President of the company since 1981, was named Chief Executive Officer of the Company in September 1999 and Chairman of Board in March of 2004. Since joining the Company as an outside salesman over 35 years ago, Mr. Newsome has held numerous positions with the company, including retail clerk, outside salesman to schools, store manager, district manager, division manager and President. Prior to joining the company, Mr. Newsome worked in the sporting goods retail business for six years.

     Ralph T. Parks has been a Director of the company since June 2002. Mr. Parks worked at FOOTACTION USA from 1987 to 1999, where he retired as President and Chief Executive Officer. Parks served two terms as Chairman of the National Sporting Goods Association Board of Directors and was inducted into the Sporting Goods Industry Hall of Fame in May 2000.

     Cathy E. Pryor has been with the company since 1988 and has been the Vice President of Store Operations of the company since 1995. Prior to 1995, Ms. Pryor held positions as a district manager and Director of Store Operations of the company.

     Jeffry O. Rosenthal has been the Vice President of Merchandising of the company since August 1998. Prior to joining the company, Mr. Rosenthal was Vice President and Divisional Merchandise Manager for Apparel with Champs Sports, a division of Foot Locker, Inc. from 1981 to 1998.

     Thomas A. Saunders, III, has been a Director of the company since 1995. Mr. Saunders has been a partner of SKM Partners, L.P., presently Saunders, Karp & Megrue, LLC, since 1990. Before founding Saunders Karp & Megrue, L.P., Mr. Saunders was a Managing Director of Morgan Stanley & Company, Inc. from 1974 to 1989. He is also a director of Dollar Tree Stores, Inc. Mr. Saunders is a member of the Board of Visitors of the University of Virginia. He is a former Chairman of the University of Virginia's Darden School Foundation. Mr. Saunders is Chairman of the Thomas Jefferson Foundation (Monticello).

     Gary A. Smith has been the Vice President and Chief Financial Officer of the company since April 2001. Prior to joining the company, Mr. Smith was the Chief Financial and Accounting Officer for Moore-Handley, Inc. from 2000 to 2001. Mr. Smith was the Director of Finance for City Wholesale, Inc. from 1997 to 2000 and a Senior Vice President of Parisian Inc. from 1979 to 1997.

                             THE BOARD OF DIRECTORS

Composition of the Board

     Our Board of Directors has a maximum of nine and a minimum of six members. Within this range, the number is set by the Board of Directors. The Board currently consists of seven directors who are divided into three staggered classes. The Class I director (Mr. Fletcher) will serve until the annual stockholder meeting in 2006. The terms of the Class II directors (Messrs. Kirkland, Newsome and Saunders) expire at the close of the Annual Meeting this year. The Class III directors (Messrs. Anderson, Compton and Parks) will serve until the annual stockholder meeting in 2005. Each of the Class II directors has been nominated for re-election at the Annual Meeting, and if elected, they will serve until the annual meeting of stockholders in 2007.

Director Compensation

     Under the Bylaws, each non-employee director is entitled to an annual fee of $18,000 plus $1,000 for each Board meeting and each meeting of any committee of the Board, with the exception of the director serving as the Chairman of the committee, who receives $1,500 per meeting.

     In addition, directors who are not employees of the company, Saunders Karp & Megrue, L.P., or their affiliates ("Eligible Directors") have received awards of nonqualified stock options under the Stock Plan for Outside Directors. Under the proposed amendment to the Director Plan, described under Proposal 2 beginning on page 20, employees and affiliates of Saunders Karp & Megrue, L.P. became Eligible Directors on May 13, 2003. (See also "Certain Relationships and Related Transactions" beginning on page 15.)

     As originally adopted, the plan provided that each eligible director is granted an option to purchase 5,000 shares of common stock upon his/her initial election to the Board and, on the last day of each fiscal year, an additional option for 2,500 shares of common stock. The annual grant is pro-rated for directors who have served less than a full fiscal year by the date of grant. Following the company's stock split in February 2002, one Eligible Director initially appointed on June 5, 2002 received an option for 7,500 shares, and the annual option grant amount was raised to 3,750 shares for the fiscal years ending on February 1, 2003 and January 31, 2004.

     In the future, it is proposed that Eligible Directors receive 5,000 shares upon initial election and 3,750 per year thereafter. These amounts may later be changed by the Board, but any adjustments would be subject to 10,000-share limit upon initial election and 5,000-share limit on annual grants.

Meetings of the Board of Directors and Committees

     The Board of Directors has scheduled four regular meetings in the current fiscal year and will hold special meetings when company business requires. During the fiscal year ended January 31, 2004, the Company's Board of Directors held four regularly scheduled meetings and one special meeting. Each director attended at least 75% of the regularly scheduled meetings of the Board and the meetings held by all committees of the Board on which he served during the fiscal year.

Committees of the Board of Directors

     The Board has established a Nominating Committee, an Audit Committee and a Compensation Committee. The memberships and functions of these committees are set forth below. The Board has no standing Executive Committee.

     The Nominating Committee is authorized to exercise oversight with respect to the nomination of candidates for the Board in such fashion as determined from time to time by the Board. The members of the Nominating Committee are Mr. Anderson, Chairman of the Committee, and Mr. Fletcher. Mr. Newsome, who had served on the Nominating Committee, resigned from the Committee on March 10, 2004 to comply with the listing standard requirements of the NASDAQ Stock Market. Mr. Megrue, who had also served as a member of the Nominating Committee, retired from the Board of Directors on March 10, 2004. The Nominating Committee met once in fiscal year ended January 31, 2004. The Board of Directors has adopted a written charter for the Nominating Committee.

     The duties of the Audit Committee are to recommend to the Board the selection of independent certified public accountants to audit annually the books and records of the Company, to review the activities and the reports of the independent accountants and to report the results of such review to the Board. The Audit Committee also monitors the adequacy of the Company's internal controls. The members of the Audit Committee are Mr. Compton, Chairman of the Committee, and Messrs. Anderson, Kirkland and Parks. The Audit Committee met two times during the fiscal year ended January 31, 2004. The Board of Directors has adopted a written charter for the Audit Committee.

     Our Board has reviewed the composition of the Audit Committee and determined that the independence of and the financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the Securities and Exchange Commission. In addition, our Board has determined that Mr. Compton, who chairs the Audit Committee, by virtue of his career serving as chief financial officer of a publicly traded retailer as well as other experience, qualifies as an "audit committee financial expert" within the meaning of applicable regulations of the SEC promulgated pursuant to the Sarbanes-Oxley Act of 2002. In addition, the Board has determined that Mr. Anderson, who also sits on our Audit Committee, qualifies as an "audit committee financial expert" because he served as chief executive officer of a publicly traded retailer.

     The duties of the Compensation Committee are to make recommendations and reports to the Board with respect to the salaries, bonuses and other compensation to be paid to the Company's officers and to administer all plans relating to the compensation of such officers. The members of the Compensation Committee are Mr. Anderson, Chairman of the Committee, and Messrs. Compton and Kirkland. John Megrue, who had served as a member of the Compensation Committee, retired from the Board of Directors on March 10, 2004. The Compensation
Committee had previously established a separate subcommittee, comprised of Messrs. Anderson, Compton and Kirkland, each of whom are "non-employee directors" within the meaning set forth in Rule 16b-3 under the Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the treasury regulations thereunder (the "Compensation Subcommittee"), for the purpose of taking certain actions relating to the compensation of one or more of the Company's executives in order to be consistent with the provisions of these regulations. With Mr. Megrue's retirement, the subcommittee and the committee have identical membership. The Compensation Committee and the Compensation Subcommittee each met once during the fiscal year ended January 31, 2004. The Board of Directors has adopted a written charter for the Compensation Committee.

How Nominees to Our Board are Selected

     The Nominating Committee of our Board of Directors is responsible for identifying, evaluating and recommending to the Board all persons to be nominated to serve as a director of the company. Our Board is responsible for nominating the slate of directors for the annual meeting, upon the committee's recommendation.

     All  director   nominees  are  current   directors  who  are  standing  for
re-election.

     The committee identifies, recruits and recommends to the Board only those candidates that the committee believes are qualified to become Board members consistent with the criteria for selection of new directors adopted from time to time by the Board. We endeavor to have a Board representing diverse experience in areas that are relevant to our business. The committee recommends candidates, including those submitted by shareholders, only if the committee believes the candidate's knowledge, experience and expertise would strengthen the Board and that the candidate is committed to representing the long-term interests of all stockholders.

     The committee assesses a candidate's independence, background and experience, as well as the current Board skill needs and diversity. With respect to incumbent directors selected for re-election, the committee also assesses each director's contributions, attendance record at Board and applicable committee meetings and the suitability of continued service. In addition, individual directors and any person nominated to serve as a director should possess all of the following personal characteristics and be in a position to devote an adequate amount of time to the effective performance of director duties: integrity and accountability, informed judgment, financial literacy, cooperative approach, record of achievement, loyalty and ability to consult and advise.

     The committee will give due consideration to candidates recommended by stockholders. Stockholders may submit such recommendations using the methods described under "Communicating with our Board" on page 8. The committee applies the same criteria to the evaluation of those candidates as the committee applies to other director candidates.

Shareholder Nominations

     Stockholders generally can nominate persons to be directors by following the procedures set forth below. The stockholder must deliver a written notice in a timely manner to our Corporate Secretary at the address of our principal executive offices. To be timely, the notice must be sent either by personal delivery or by United States certified mail, postage prepaid, and received no later than 120 days in advance of the anniversary date of the proxy statement for the previous year's annual meeting or if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 90 days before the date of the applicable annual meeting.

     The stockholder's notice must set forth the following information about the person making the nomination:

 o the name and address of record of the stockholder who intends to make the nomination;
 o a representation that the stockholder is a holder of record of our company's capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;
 o the class and number of shares of our capital stock beneficially owned by the stockholder; and
 o a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

     For candidate nominated, the stockholder's notice must also set forth:

 o the name, age, business address and, if known, residence address, of such person;
 o his or her principal occupation or employment;
 o the class and number of shares of our capital stock beneficially owned by such person;
 o a statement that, to the knowledge of the nominating person, the candidate's nomination or service on the board, if elected, would not violate controlling state law, federal law or listing standards;
 o a representation that the nominee meets the objective criteria for independence under listing standards;
 o any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission; and
 o the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

         No shareholder nominees have been proposed for this year's meeting.

Director Independence

     We are committed to principles of good corporate governance and the independence of a majority of our Board of Directors from the management of our company. All members of our Audit Committee, our Compensation Committee and our Nominating Committee have been determined by our Board to be independent directors within the applicable listing standards of the NASDAQ Stock Market. Our Board has reviewed the various relationships between members of our Board and the company and has affirmatively determined that none of our directors or nominees have material relationships with the company, other than Mr. Newsome who is a member of management. See "Certain Relationships and Related Transactions" on page 15 for a discussion of relationships between the company and various directors.

     If the slate of directors proposed to be elected at the 2004 Annual Meeting is elected, all committees of our Board will continue to be comprised solely of independent directors. The basis for such determination by our Board is either that the independent director has no business relationship other than his or her service on our Board, or that while an independent director may have some involvement with a company or firm with which our company does business, our Board has determined that such involvement is not material and does not violate any of part of the definition of "independent director" under NASDAQ listing standards. Mr. Newsome does not sit on any of our committees as an official member.

     At each regular meeting of our Board of Directors, a private session, without management present, is conducted by the non-management members of our Board.

Code of Ethics

     Our Board has adopted a code of ethics for all our employees, officers and directors, including our Chief Executive Officer and senior financial officers. A copy of this code may be viewed at our corporate website, www.hibbett.com, under the heading "Investor Information". In addition, a printed copy of our code of ethics will be provided to any shareholder upon request submitted to Investor Relations at the company's address listed elsewhere in this proxy statement.

Charters of our Board Committees

     The charters of our Board committees are available on our corporate website, www.hibbett.com, under the heading "Investor Information." In addition, printed copies of any of our Board committee charters will be provided to any shareholder upon request submitted to Investor Relations at the company's address listed elsewhere in this proxy statement.

Communicating with Our Board Members

     Our stockholders may communicate directly with our Board of Directors. You may contact any member (or all members) of our Board, any Board committee or any chair of any such committee by mail. Any stockholder desiring to communicate to our directors may do so by sending a letter addressed to the person, persons or committee the stockholder wishes to contact, in care of Investor Relations, Hibbett Sporting Goods, Inc., 451 Industrial Lane, Birmingham, Alabama 35211. The letter should state that the sender is a current stockholder. We intend to disclose any future changes to this shareholder communication process on the Investor Information portion of our website located at www.hibbett.com.

     All mail received as set forth in the preceding paragraph will be examined by management and/or our general counsel for the purpose of determining whether the contents actually represent messages from stockholders to our directors. We will also examine the mailing from the standpoint of security. Any contents from a stockholder that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee.

     It is our Board's policy that each of our directors should attend the Annual Meeting. All of our directors, with the exception of one, were in attendance at the 2003 annual meeting of our shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of April 5, 2004 by each person (or group within the meaning of Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially more than five percent of the Company's common stock:

                                                       Amount and Nature of           Percent of
Name and Address of 5% Beneficial Owners            Beneficial Ownership(1)(2)        Class(1)(2)
----------------------------------------            --------------------------        -----------

Wasatch Advisors, Inc. (3)
150 Social Hall Avenue
Salt Lake City, Utah   84111                                1,722,352                     7.4%

T. Rowe Price Associates, Inc. (4)
100 E. Pratt Street
Baltimore, MD   21202                                       1,342,012                     5.7%

Constitution Research & Management (5)
175 Federal Street
Boston, MA  02110                                           1,308,984                     5.6%

Wellington Management Company, LLP (6)
75 State Street
Boston, Massachusetts   02109                               1,182,784                     5.1%

----------------------------------------

 (1) As used in this table "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days. Any such security is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

 (2) Shares beneficially owned and % ownership reflect the 3-for-2 stock split effected on April 16, 2004.

 (3) Includes shares, over which Wasatch Advisors, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its amended Schedule 13G filed with the SEC on February 18, 2004.

 (4) Includes shares, over which T. Rowe Price Associates, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its amended Schedule 13G filed with the SEC on February 9, 2004.

 (5) Includes shares, over which Constitution Research & Management, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G filed with the SEC on October 31, 2003.

 (6) Includes shares, over which Wellington Management LLP, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its amended Schedule 13G filed with the SEC on February
     12, 2004.

Security Ownership of Management

     The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of April 5, 2004, by (i) each director, (ii) the President, (iii) our executive officers, other than the President (the "Named Executive Officers") and (iv) all directors and executive officers as a group:

                                                  Amount and Nature             Percent of
Name of Director/Officer (11)                of Beneficial Ownership(1)          Class(1)
---------------------------------            --------------------------         -----------

Clyde B. Anderson (2)                                 38,709                         *

H. Ray Compton (3)                                    73,125                         *

F. Barron Fletcher, III (4)                            6,752                         *

Carl Kirkland (5)                                     30,937                         *

Michael J. Newsome                                   100,000                         *

Ralph T. Parks (6)                                    14,062                         *

Cathy E. Pryor (7)                                    20,547                         *

Jeffry O. Rosenthal (8)                               54,000                         *

Thomas A. Saunders, III (9)                           49,222                         *

Gary A. Smith (10)                                    30,375                         *

All Directors and Executive
Officers as a group (10 Persons):                    417,729                        1.8%
---------------------------------

*Less than one percent

 (1) As used in this table "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days. Any such security is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

 (2) Includes 30,937 shares subject to options and 2,910 shares owned by various trusts in respect of which Mr. Anderson is the trustee.

 (3) Includes 73,125 shares subject to options exercisable on or before June 5, 2004.

 (4) Includes 4,222 shares subject to options exercisable on or before June 5, 2004.

 (5) Includes 30,937 shares subject to options exercisable on or before June 5, 2004.

 (6) Includes 14,062 shares subject to options exercisable on or before June 5, 2004.

 (7) Includes 20,250 shares subject to options exercisable on or before June 5, 2004.

 (8) Includes 54,000 shares subject to options exercisable on or before June 5, 2004.

 (9) Includes 4,222 shares subject to options exercisable on or before June 5, 2004.

(10) Includes 30,375 shares subject to options exercisable on or before June 5, 2004.

(11) Unless otherwise set forth herein, the following are the mailing addresses for the named directors and officers: Clyde B. Anderson, 402 Industrial Lane, Birmingham, AL 35211; H. Ray Compton, 500 Volvo Parkway, Chesapeake, VA 23320; F. Barron Fletcher, III, SKM Growth Investors, 500 N. Akard Street, Suite 3950, Dallas, TX 75201; Michael J. Newsome, Cathy E. Pryor, Jeffry O. Rosenthal and Gary A. Smith, 451 Industrial Lane, Birmingham, AL 35211; Carl Kirkland, P.O. Box 7222, Jackson, TN 38308; Thomas A. Saunders, Saunders, Karp & Megrue, 667 Madison Ave., 21st Floor, New York, New York 10021.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

     The following table sets forth the compensation earned by the Chief Executive Officer and the Named Executive Officers in the fiscal years ended January 31, 2004, February 1, 2003 and February 2, 2002.

                                                         SUMMARY COMPENSATION TABLE

                                       Annual Compensation                     Long Term Compensation
                          ------------------------------------------      -----------------------------------
                                                                                  Awards              Payouts
                                                                          -----------------------     -------
                                                                                       Securities
                                                                          Restricted   Underlying
      Name and                                            Other Annual       Stock      Options/        LTIP       All Other
 Principal Position        Year(1)    Salary     Bonus    Compensation       Awards    SARs(#)(2)     Payouts   Compensation(3)
-----------------------    -------   --------   --------  ------------    ----------   ----------     -------   ---------------

Michael J. Newsome,          2004    $335,000   $203,000       -0-            -0-        67,500         -0-         $9,000
President, CEO &             2003    $310,000   $189,979       -0-            -0-        90,000         -0-         $7,932
Chairman of the              2002    $291,500   $ 78,636       -0-            -0-        50,625         -0-         $7,500
Board

Cathy E. Pryor,              2004    $184,000   $130,200       -0-            -0-        16,875         -0-         $5,512
Vice President of            2003    $177,000   $122,574       -0-            -0-        16,875         -0-         $6,013
Store Operations             2002    $170,000   $ 67,850       -0-            -0-        16,875         -0-         $7,500

Jeffry O. Rosenthal,         2004    $182,000   $121,500       -0-            -0-        33,750         -0-         $6,811
Vice President of            2003    $172,000   $105,197       -0-            -0-        33,750         -0-         $6,814
Merchandising                2002    $162,500   $ 42,498       -0-            -0-        33,750         -0-         $7,500

Gary A. Smith (4),           2004    $170,000   $114,000       -0-            -0-        33,750         -0-           -0-
Vice President &             2003    $150,000   $ 99,207       -0-            -0-        33,750         -0-           -0-
Chief Financial Officer      2002    $101,250   $ 35,181       -0-            -0-        16,875         -0-           -0-
-----------------------


 (1) Hibbett's fiscal year ends on the Saturday nearest to January 31 of each year.

 (2) Consists of stock options granted pursuant to the 1996 Stock Option Plan and reflects the 3-for-2 stock splits effected in February 2002, July 2003 and April 2004. Original option grants for Newsome, net of the stock splits, were 30,000, 40,000 and 15,000 for fiscal years 2004, 2003 and 2002, respectively. Original grants for Pryor, net of the stock splits, were 7,500 for fiscal year 2004 and 2003 and 5,000 for 2002. Original grants for Rosenthal, net of the stock splits, were 15,000 for fiscal year 2004 and 2003 and 10,000 for 2002. Original grants for Smith, net of the stock splits, were 15,000 for fiscal year 2004 and 2003 and 5,000 for 2002.

 (3) Consists of contributions by the Company under the Hibbett Sporting Goods, Inc. 401(k) Profit Sharing Plan.

 (4) Mr. Smith joined the Company in April of 2001.

Option/SAR Grants in Last Fiscal Year

         The following table sets forth certain information concerning grants of stock options made to the President and the Named Executive Officers during the fiscal year ended January 31, 2004.


                                                                                        Potential Realizable Value
                                                                                          At Assumed Annual Rates
                                                                                        of Stock Price Appreciation
                                              Individual Grants                               for Option Term
                          ---------------------------------------------------------     ---------------------------
                            Number of      % of Total
                           Securities     Options/SARs     Exercise
                           Underlying      Granted to       or Base
                          Options/SARs      Employees        Price       Expiration
         Name              Granted(1)    In Fiscal Year   ($/Sh)(3)        Date            5% (4)         10% (4)
--------------------      ------------   --------------   ----------     ----------      ----------     ----------
Michael J. Newsome         67,500 (2)         22.6%         $11.11        3/18/2013      $1,435,083     $2,592,882

Cathy E. Pryor             16,875 (2)          5.6%         $11.11        3/18/2013      $  358,771     $  648,220

Jeffry O. Rosenthal        33,750 (2)         11.3%         $11.11        3/18/2013      $  717,542     $1,296,441

Gary A. Smith              33,750 (2)         11.3%         $11.11        3/18/2013      $  717,542     $1,296,441
--------------------

 (1) These options have a term of ten years and vest over a five-year period in equal installments beginning on the first anniversary of the grant date.

 (2) These options were granted as of March 18, 2003, under the 1996 Stock Option Plan. Share amounts reflect the 3-for-2 stock split effected in July 2003 and April 2004. The original number of options granted, prior to the two splits, were 30,000 shares for Newsome, 7,500 shares for Pryor, 15,000 shares for Rosenthal and 15,000 shares for Smith.

 (3) The Exercise Price reflects the 3-for-2 stock splits effected in July 2003 and April 2004. The original exercise price, prior to the two splits, was $25.00 per share.

 (4) The dollar amounts shown are based on certain assumed rates of appreciation and the assumption that the options will not be exercised until the end of the expiration periods applicable to the options. Actual realizable values, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock. There can be no assurance that the assumed rates of appreciation will be achieved.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     No stock appreciation rights were exercised by the President and the Named Executive Officers or were outstanding at the end of the year. The following table sets forth certain information concerning options exercised during the fiscal year ended January 31, 2004 and unexercised options and fiscal year-end option values for the President and the Named Executive Officers.


                                                                       Number of
                                                                       Securities               Value of
                                                                       Underlying            Unexercised in-
                                                                       Unexercised              the-Money
                                                                       Options/SARs            Options/SARs
                                                                       at FY-End (#)           at FY-End ($)
                              Shares Acquired                          Exercisable/            Exercisable/
Name                            On Exercise       Value Realized     Unexercisable (1)       Unexercisable (2)
--------------------          ---------------     --------------     -----------------       -----------------

Michael J. Newsome                214,501            $2,471,401              0/244,125            $0/2,974,380

Cathy E. Pryor                     28,000              $361,622          25,125/60,750        $350,273/751,298

Jeffry O. Rosenthal                13,500              $159,240         20,250/101,250      $240,030/1,181,250

Gary A. Smith                         -0-                   -0-          13,500/70,875        $151,875/736,650
--------------------

 (1) Shares reported reflect 3-for-2 stock split effected on April 16, 2004.

 (2) Based on the fair market value of the Company's common stock as of January 30, 2004 ($20.73 per share), adjusted for the 3-for-2 stock split effected on April 16, 2004, less the exercise price payable for such shares.


                        REPORT ON EXECUTIVE COMPENSATION

Compensation Committee

     The Compensation Committee was established by the Board of Directors on January 10, 1997, to oversee the Company's compensation program for the officers of the Company. The Compensation Committee is comprised of Messrs. Anderson, Chairman of the Committee, Compton and Kirkland. The primary function of the Compensation Committee is to make recommendations and reports to the Board of Directors with respect to salaries, bonuses and other compensation to be paid to the Company's officers and to administer all plans relating to the compensation of such officers.

Compensation Policy

     The Company's total compensation structure is comprised of annual base salary, annual cash bonus payments and long term equity-based compensation granted pursuant to the Option Plans. The Company's overall compensation program has been designed to attract and retain key executives and to provide appropriate incentives to these executives to maximize the Company's long-term financial results for the benefit of the stockholders. A significant portion of the executive compensation package is comprised of equity-based compensation in order to align the interests of management with those of the stockholders. Individual compensation levels are based not only upon the relative success of the Company, but also upon the duties and responsibilities assumed by each officer, individual performance and their attainment of individual and business unit goals.

     Base Salary. The salary levels for the Company's executive officers for the fiscal year ended January 31, 2004, including the salary of Mr. Newsome as President, Chief Executive Officer and Chairman of the Board, are based upon individual performance and responsibility, as well as the salary levels paid by other similarly situated sporting goods and specialty retail companies. Based upon a review of similarly situated full-line sporting goods and specialty retail companies, the base salary levels approved by the Board of Directors are generally lower than the average salary levels of such companies.

     Cash Bonuses. The Company's cash bonus program is designed to provide short-term incentive compensation to the Company's officers based upon pre-established performance goals for both the Company and each officer. The Compensation Subcommittee determines the amounts of annual bonus awards for each officer based upon Company and individual performance. For the fiscal year ended January 31, 2004, the Compensation Subcommittee approved the payment of cash bonuses to executive officers of the Company, which bonuses ranged from approximately 61% of annual base salary to approximately 71% of annual base salary and were based upon the standards described above, with certain emphasis on individual contribution to the success of the Company during the year and on the performance of those aspects of the Company's business for which each officer has responsibility.

     Stock Options. The Option Plans provide for grants of stock options to the Company's key employees. The payment of equity-based compensation to the Company's officers under the Option Plans is designed to focus their attention on the enhancement of stockholder value. During fiscal 2004, options to purchase a total of 298,912 shares of the Company's common stock at an average exercise price of $11.11 were granted under the 1996 Stock Option Plan to 124 employees, including a grant of 151,875 options to a total of four executive officers. Both shares granted and exercise price have been adjusted for the 3-for-2 stock splits effected in July 2003 and April 2004. Options granted under the 1996 Plan vest over a five-year period, in equal installments, beginning on the first anniversary of the grant date. The awards granted to the Company's officers in fiscal year 2004 represent the Company's desire to align the interests of these individuals with the interests of the Company's stockholders and to provide incentives to these individuals to enhance the Company's growth and success. The size of the awards to individual executive officers was determined by the Compensation Subcommittee based upon a subjective assessment of each officer's performance and individual contribution to the Company, his or her position and level of responsibility and other factors.

     Compensation of the President, Chief Executive Officer and Chairman of the Board. The Compensation Committee reviews and approves the compensation of Michael J. Newsome, the Company's President, Chief Executive Officer and Chairman of the Board. For the fiscal year ended January 31, 2004, Mr. Newsome earned compensation comprised of each of the components of the Company's executive compensation program described above. In evaluating the compensation of Mr. Newsome, the Compensation Committee considered not only the salaries of the presidents and chief executive officers of other sporting goods and specialty retail companies, but also the importance of Mr. Newsome's influence on the continued financial growth and success of the Company in the future. The Compensation Committee believes that compensation under the various plans, both for Mr. Newsome and for the other executive officers, brings the total potential compensation to appropriate levels relative to their positions and levels of responsibility.

Deductibility of Compensation

     Section 162(m) of the Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to executive officers. The Compensation Committee does not believe that the limitations on deductibility imposed by Section 162(m) will be implicated by the Company's executive compensation program during fiscal year 2005, and the Compensation Committee believes it will be able to manage the Company's executive compensation program in a manner which will preserve federal income tax deductions for the foreseeable future.


/s/ Clyde B. Anderson            /s/ Carl Kirkland            /s/ H. Ray Compton
---------------------            -----------------            ------------------


     The Report on Executive Compensation shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Stockholders or its Annual Report on Form 10-K.

                      EQUITY COMPENSATION PLAN INFORMATION

     Options to purchase common stock have been granted to employees and non-employee directors under our stock option plans. The following table summarizes the number of stock options issued, the weighted-average exercise price and the number of securities remaining to be issued under our existing equity compensation plans, including the 1996 Stock Option Plan, the Employee Stock Purchase Plan and the 2003 Stock Plan for Outside Directors, as of January 31, 2004.

-------------------------    -----------------------   --------------------    -------------------------
                                                                                 Number of securities
                                                                                remaining available for
                             Number of securities to     Weighted-average        future issuance under
                             be issued upon exercise     exercise price of     equity compensation plans
                             of outstanding options,   outstanding options,      (excluding securities
       Plan category           warrants and rights      warrants and rights    reflected in column (a))
                                       (a)                      (b)                       (c)
-------------------------    -----------------------   --------------------    -------------------------
Equity compensation plans
approved by security
holders                             1,161,588                  $9.13                    811,263
-------------------------    -----------------------   --------------------    -------------------------
Equity compensation plans
not approved by security
holders                                ---                      ---                       ---
-------------------------    -----------------------   --------------------    -------------------------
Total                               1,161,588                  $9.13                    811,263
-------------------------    -----------------------   --------------------    -------------------------



    OTHER INFORMATION RELATING TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Certain Relationships and Related Transactions

     We believe that the terms of each transaction described below are comparable to, or more favorable to, the company than the terms that would have been obtained in an arms' length transaction with an unaffiliated party.

     Our largest former stockholder, The SK Equity Fund, L.P. and SK Investment Fund, L.P., divested their holdings in the Company with a public offering on May 1, 2003, and the subsequent exercise of the underwriters' over-allotment option on May 13, 2003. Prior to then, The SK Equity Fund, L.P. and SK Investment Fund, L.P., provided financial advisory services to the Company. Such services included, but were not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of the Company. In consideration for these services, SKM was entitled to receive an annual fee of $200,000, payable quarterly in advance. The Company also reimbursed certain of SKM's out-of-pocket expenses. This arrangement terminated upon the completion of the May 2003 offering.

     The Company has entered into a sublease agreement ("Sublease Agreement") with Books-A-Million, Inc. ("Books-A-Million"), a book retailer in the southeastern United States, whose Chairman of the Board, Clyde B. Anderson, is on the Company's Board of Directors, pursuant to which the Company will sublease certain real estate from Books-A-Million in Florence, Alabama for one of its stores. The term of the Sublease Agreement expires in June 2008. Under the Sublease Agreement, the Company will make annual lease payments to Books-A-Million of approximately $191,000.

Compensation Committee Interlocks and Insider Participation

     No present or former officer of the Company or its subsidiaries serves as a member of the Compensation Committee. During fiscal year 2004, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's Board of Directors and/or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires that executive officers and directors of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission on Form 3 (initial statement of ownership), Form 4 (monthly report) and Form 5 (annual report). Based solely upon a review of copies of such reports, the Company believes that
Section 16(a) filing requirements applicable to its officers and directors were complied with during said fiscal year ended January 31, 2004, except for a Form 4 for Michael J. Newsome, a Form 4 for Clyde B. Anderson and Forms 4 for Thomas
A. Saunders, III and John F. Megrue, which were inadvertently filed late.


                                  AUDIT MATTERS

Independent Auditors

     The firm of KPMG LLP has been selected by the Board to be the Company's independent auditors for fiscal year 2005. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

Fees Paid to KPMG LLP

     The table below shows the aggregate fees billed by our principal accountants for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 31, 2004 and February 1, 2003, and the review of our quarterly financial statements set forth in our Quarterly Reports on Form 10-Q for each of our quarters during the two fiscal years then ended, as well as fees paid to our principal accountants for audit-related work, tax compliance, tax planning and other consulting services:

                                      2004              2003
                                   --------          --------
        Audit Fees                 $ 75,000          $ 71,250
        Audit Related Fees           86,842           110,433
        Tax Fees                          -                 -
        All Other Fees               19,700                 -
                                   --------          --------
       Total KPMG LLP Fees         $161,842          $201,383
                                   ========          ========

     Audit  Fees  represent  services  rendered  for the audit of the  Company's
consolidated   annual   financial   statements  and  reviews  of  the  Company's
consolidated quarterly financial statements.

     Audit Related Fees include accounting consultation, assistance with registration statements, comfort letters, consents, audits of benefit plans and internal control reviews. Audit related fees of $73,242 in fiscal 2004 and $110,433 in fiscal 2003 were associated with the filing of an S-3 on behalf of Saunders, Karp & Megrue, L.P., and were reimbursed by Saunders, Karp & Megrue, L.P.

     Other fees include consulting services. We did not engage our principal accountants to provide any professional services in connection with implementing, operating or supervising the operation of any information system that aggregates source data underlying the financial statements or generates information that is significant to the company's financial statements taken as a whole. The Audit Committee has determined that the non-audit services rendered by our principal accountants during our most recent fiscal year are compatible with maintaining their independence.

     The Audit Committee is directly responsible for determining the compensation of the independent auditors and has established pre-approval policies and procedures for all KPMG LLP work. All audit work performed by KPMG LLP is approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approves all non-audit related work performed by KPMG LLP in advance of the commencement of such work. In 2003, all fees paid to KPMG LLP were approved by our Audit Committee in advance of the performance of work by KPMG LLP, and no fees were approved after the services were rendered by our principal accounting firm.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of the NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is included in this Proxy Statement.

     The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended January 31,
2004 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

     The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission.

     Submitted on April 21, 2004 by the members of the Audit Committee of the Company's Board of Directors.

      H. Ray Compton, Chairman                    Carl Kirkland
      Clyde B. Anderson                           Ralph T.Parks

The Report of the Audit Committee shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Stockholders or its Annual Report on Form 10-K.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
    AMONG HIBBETT SPORTING GOODS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                        AND THE NASDAQ RETAIL TRADE INDEX

     The following graph compares the percentage change in the Company's cumulative total shareholder return on its common stock against a cumulative total return of the NASDAQ Composite Index and the NASDAQ Retail Trade Index. The graph below outlines returns for the period beginning on January 31, 1999 to January 31, 2004. The Company has not paid any dividends. Total shareholder return for prior periods is not necessarily an indication of future performance.

[PERFORMANCE GRAPH]


*$100 invested on 1/31/99 in stock or index-including reinvestment of dividends.
 Fiscal year ending January 31.



                                  Base
                                 Period
COMPANY/INDEX                   Jan. '99    Jan. '00    Jan. '01    Jan. '02    Jan. '03    Jan. '04
----------------------------    --------    --------    --------    --------    --------    --------
HIBBETT SPORTING GOODS, INC.     100.00       95.43      193.31      171.21      180.92      394.19
NASDAQ STOCK MARKET (U.S.)       100.00      160.60      123.31       60.07       56.78       81.96
NASDAQ RETAIL TRADE              100.00      107.87       79.38       89.00       84.81      136.38

                                PROPOSAL NUMBER 1
                              ELECTION OF DIRECTORS


     At the 2004 annual meeting of shareholders, the terms of three Class II directors are expiring. They are Carl Kirkland, Michael J. Newsome and Thomas A. Saunders, III. The Board of Directors proposes the re-election of each at the 2004 annual meeting of shareholders. If so elected, these Class II directors will hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2007 and until their successors are elected and qualified. Proxies may not be voted for a greater number of persons than the nominees named herein.

     If the nominee becomes unavailable for election, which is not anticipated, the directors' proxies will vote for the election of such other person as the Board of Directors may recommend.

     All other directors will continue in office following this annual meeting and their terms will expire in 2005 (Class I) and 2006 (Class II). Officers are appointed by the Board.

     The nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for reelection, the persons named in the proxy will vote for any substitute nominee proposed by the Board of Directors unless the Board reduces the number of directors.

Vote Required

     A director will be elected, so long as a quorum is present, if he receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                YOU VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

                                PROPOSAL NUMBER 2
             APPROVAL TO AMEND THE STOCK PLAN FOR OUTSIDE DIRECTORS

     The Board has adopted, subject to stockholder approval, an amendment to Hibbett Sporting Goods, Inc. Stock Plan for Outside Directors ("Amendment"). The Director Plan provides for awards of nonqualified options to directors of the Company who are not employees of the company, Saunders Karp & Megrue, L.P. ("SKM"), or any affiliate of either of them ("Eligible Directors"). We intended that our directors who are SKM employees would become Eligible Directors when SKM divested itself of ownership of Hibbett common stock and when the financial advisory agreement with SKM terminated. These conditions were met on May 13, 2003. (See "Certain Relationships and Related Transactions" on page 15.) Our directors who are SKM employees were treated as Eligible Directors effective as of May 13, 2003 and received annual option grants at the end of fiscal year 2004.

     In addition, as originally adopted in 1996, participants in the Director Plan received 5,000 shares upon initial election and 2,500 per year thereafter. The Director Plan did not specifically address whether increases to the formula grants in connection with stock splits were permitted. After the company's stock split in February 2002, the grants were increased to 7,500 and 3,750 respectively and duly reported on beneficial ownership forms filed with the SEC. In order to address SKM eligibility and the stock split issues, the Amendment:

  o approves the manner in which the Director Plan was administered in the past to allow for increases in the formula grants for stock splits and to allow grants to SKM employees after May 13, 2003,
  o raises the formula amounts to maximum of 10,000 shares upon election and 5,000 per year thereafter with no further increases for stock splits, and
  o gives the Board discretion to set lower award amounts than the foregoing maximum limits. The Board has established, for fiscal year 2005 and beyond, grants upon initial election in the amount of 5,000 shares and annual grants in the amount of 3,750 shares.

     The following summary describes the Director Plan as we are proposing to amend it. The summary is qualified in its entirety by reference to the full text of the plan and the amendment to the plan, which have been filed in exhibits to our definitive proxy statement with the Securities and Exchange Commission. Our filings with the SEC are available on our corporate website at www.hibbett.com under the heading "Investor Information."

     PURPOSE. The purpose of the Director Plan is to promote the interests of the company and its stockholders by increasing the proprietary interest of Eligible Directors in the growth and performance of the company. The Board of Directors feels that the Director Plan has proved to be of substantial value in stimulating the efforts of Eligible Directors by increasing their ownership stake in the company.

     ADMINISTRATION. The plan is administered by the company's Board of Directors. The Board is authorized to make all interpretations necessary to administer the plan. Among other things, the Board determines the number of options to be granted, as long as the amount shall not exceed 10,000 per director upon initial election and 5,000 per full fiscal year of service thereafter.

     STOCK OPTIONS. The options that may be awarded under the Director Plan are non-qualified stock options. The purchase price of common stock covered by an option may not be less than 100% of the fair market value of the common stock on the date of the option grant. On April 16, 2004 the closing price of a share of our common stock was $24.01, which reflects the effect of the 3-for-2 stock split that was distributed on April 16, 2004. Options may be exercised immediately until the earlier of ten years after the date of grant or one year after termination of service as an Eligible Director.

     Repricing of options after the date of grant is not permitted.

     OTHER TERMS AND CONDITIONS. Only company directors who are not employees of the company or its affiliates are eligible to participate in the plan. Generally, awards may only be transferred upon death.

     SHARES TO BE ISSUED UNDER THE PLAN. The maximum number of shares of our common stock that may be granted as options under the Director Plan is 393,750. The Board may, however, adjust this maximum amount to account for any future stock split, reverse stock split, stock dividend, combination or reclassification of common stock or any similar transaction effected for which we do not receive any payment. The Directors Plan terminates the day following the annual meeting of stockholders to be held in 2006, and no options may be granted after such date.

     AMENDMENT. The Board may amend the Director Plan at any time. We must obtain shareholder approval for any change that would require such approval under listing standards of the Nasdaq Stock Market and any regulatory or tax requirement with which the Board desires to comply.

United States Federal Income Tax Consequences of Awards under the Plan

     Non-Qualified Options. The grant of a non-qualified option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise. This discussion is only a summary of the general rules applicable to the plans, not a complete description of the Federal income tax aspects, and it does not cover any state or local tax consequences of participation in the plan. Participants should consult their own tax advisors since a taxpayer's particular situation could result in some variation of the rules described above.

Benefits to Executive Officers

     No awards under the Director Plan can be made to members of management.

Vote Required

     The Amendment will be adopted, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                 AMENDING THE STOCK PLAN FOR OUTSIDE DIRECTORS.

                                 OTHER BUSINESS

     The Company's Board of Directors knows of no other matters to be brought before the meeting other than as described in this Proxy Statement. However, if any other proper matters are brought before the meeting, the persons named in the enclosed proxy, or in the event no person is named, Michael J. Newsome and Clyde B. Anderson, will vote in accordance with their best judgment on such matters.

                        GENERAL INFORMATION ABOUT VOTING

     A quorum of shareholders is necessary to hold a valid meeting. If a majority of the outstanding shares of common stock that are entitled to vote are present, in person or by proxy, a quorum will exist. Abstentions and broker non-votes (described below) are counted for establishing a quorum.

     On certain routine matters, brokers may, at their discretion, vote shares they hold in "street name" on behalf of beneficial owners who have not returned voting instructions to the brokers. Routine matters include the election of directors (Proposal 1). In instances where brokers are prohibited from exercising discretionary authority, brokers will not vote the shares of beneficial owners who fail to provide instruction (so-called "broker non-votes"). These shares are not included in the vote totals and, therefore, have no effect on the vote. At the 2004 annual meeting, we believe brokers will be prohibited from exercising discretionary authority with respect to amending the Director Plan (Proposal 2).

     Broker non-votes will not be counted as votes "for" or "against" any proposal and will not affect the outcome with respect to any matter to be voted on. Any abstention or vote withheld will have the same effect as a vote against a nominee or proposal.

     If no specification is made on a properly executed proxy form, the proxies will vote for the election of each of the nominees for Director (Proposal 1) and in favor of the amendment to the Outside Director Stock Option Plan (Proposal
2).

         SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
                                 OF STOCKHOLDERS

     In accordance with Rule 14a-8 of the Securities and Exchange Commission, we are not required to include any proposal by a stockholder in the proxy statement and proxy form for the 2005 annual meeting of stockholders unless we receive the proposal at our executive offices, 451 Industrial Lane, Birmingham, Alabama 35211, on or before January 13, 2005. If a stockholder desires to bring before the company's 2005 annual meeting of stockholders a proposal that is not submitted for inclusion in our proxy statement in accordance with Rule 14a-8, notice of the proposal must be received by the Company at least 45 days before the one-year anniversary of the date of mailing of this Proxy Statement in order for such notice to be considered timely for purposes of SEC Rule 14a-4(c). We expect to mail this Proxy Statement beginning on or about April 30, 2004, in which case we would have to receive such notice by March 28, 2005 for it to be considered timely under Rule 14a-4(c). The proxies we solicit for next year's annual meeting may confer discretionary authority to vote on any shareholder proposals that were not submitted in a timely manner, and no description of such proposals will be included in the proxy statement for that meeting.

                             SOLICITATION OF PROXIES

     The company will bear cost of this solicitation of proxies. In addition to solicitation by mail, our directors, officers and other employees may solicit proxies personally or by telephone or other means of communication. We will request certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of the company held of record by such persons, and we will reimburse reasonable forwarding expenses.

                          ANNUAL REPORT AND 10-K REPORT

     This Proxy Statement is being mailed together with our annual report to stockholders for the fiscal year ended January 31, 2004. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2004, as filed with the Securities and Exchange Commission, will be furnished upon request. The exhibits to the Form 10-K will be furnished upon request and payment of the cost of reproduction. Such written request should be directed to Investor Relations, 451 Industrial Lane, Birmingham, Alabama 35211. Our SEC filings are also available on our website at www.hibbett.com under the heading "Investor Information."

                                      By Order of the Board of Directors

                                      /s/ Maxine B. Martin
                                      __________________________________

                                      Maxine B. Martin, Secretary

                          HIBBETT SPORTING GOODS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON JUNE 2, 2004.

     The undersigned hereby constitutes and appoints Michael J. Newsome and Clyde B. Anderson, or either of them, with full power of substitution in each, proxies to vote all shares of Common Stock of Hibbett Sporting Goods, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, on Wednesday, June 2, 2004, and at all adjournments thereof, as follows:

    Election of Class II Directors, Nominees:

    Carl Kirkland, Michael J. Newsome, Thomas A. Saunders, III

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                 (Continued, and to be Signed, on Reverse Side)

[X] Please mark your votes as in this example:

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND "FOR" PROPOSAL #2.

1. Election of Directors. (see reverse) FOR [ ] WITHHELD [ ]

For, except vote withheld from the following nominee(s):

________________________________________________________________________________

2. To approve an amendment to Hibbett Sporting Goods, Inc.'s Stock Plan for Outside Directors ("Director Plan") to approve the manner in which the Director Plan was administered in the past; set the maximum amount for future grants; and give the Board discretion to set lower award amounts than the foregoing maximum, as more fully set out under "Proposal No. 2".

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

                                                IMPORTANT: Please sign this
                                                Proxy exactly as your name or
                                                names appear hereon. If shares
                                                are held by more than one owner,
                                                each must sign. Executors,
                                                administrators, trustees,
                                                guardians, and others signing in
                                                a representative capacity should
                                                give their full titles.

                                                ________________________________
                                                Signature of Shareholder  (DATE)

                                                ________________________________
                                                Signature of Shareholder  (DATE)

                                                                       EXHIBIT A
                          HIBBETT SPORTING GOODS, INC.

                        STOCK PLAN FOR OUTSIDE DIRECTORS
                      (As amended, effective June 5, 2002)

1.      Purpose

     The purpose of the Hibbett Sporting Goods, Inc. Stock Plan for Outside Directors (the "Plan") is to promote the interests of Hibbett Sporting Goods, Inc. (the "Company") and its stockholders by increasing the proprietary interest of outside directors in the growth and performance of the Company by granting such directors options to purchase shares of Common Stock, par value $.01 per share (the "Shares") of the Company.

2.      Administration

     The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of Shares subject to any such options (other than as specifically set forth in section 5(b)-(c)), the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.      Eligibility

     The class of individuals eligible to receive grants of options under the Plan shall be the "Eligible Directors". For purposes of this Plan, an "Eligible Director" shall be a member of the Board who is not an employee of the Company, Saunders Karp & Megrue, L.P., or any affiliate of either of them; provided, however, that members of the Board who are employees and affiliates of Saunders Karp & Megrue, L.P. shall become Eligible Directors for purposes of this Plan as of May 13, 2003, and any grants made hereunder with respect to the fiscal year ended January 31, 2004 shall be pro-rated accordingly. Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant".

4.      Shares Subject to the Plan

     Subject to adjustment as provided in Section 6, an aggregate of 150,000 Shares shall be available for issuance under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for issuance under the Plan.

5.      Grant, Terms and Conditions of Options

     (a) Subject to the consummation of the initial public offering of the Company's Common Stock, each Eligible Director on the Effective Date (as defined in Section 10) will be granted on such date an option to purchase 5,000 Shares.

     (b) Each Eligible Director elected following the Effective Date (as defined in Section 10) shall be granted an option to purchase 10,000 Shares upon his initial election to the Board; provided, however, that the Board may establish by resolution a lesser number of Shares subject to Options to be granted upon initial election, but in no event shall the Board have discretion to increase such number above 10,000.

     (c) On the last day of each fiscal year of the Company (each an "Applicable Fiscal Year")(beginning with the fiscal year commencing on a date following the Effective Date), each Eligible Director who was initially elected to the Board before such date shall be granted an option pursuant to subsection (i) or (ii) of this Section 5(c), as the case may be:

     (i) Each Eligible Director who was initially elected to the Board after the first day of such Applicable Fiscal Year shall be granted an option. The number of shares of Common Stock covered be each such Option shall be 5,000 multiplied by a fraction, the numerator of which shall be the number of calendar days that have elapsed between the date of initial election of such Eligible Director and the last day of such Applicable Fiscal Year but not to exceed 365, and the denominator of which shall be 365; or

     (ii) Each Eligible Director who was initially elected to the Board on or before the first day of such Applicable Fiscal Year shall be granted an option. The number of shares of Common Stock covered by each such Option shall be 5,000;

provided, however, that the Board may establish by resolution a lesser number of Shares subject to Options to be granted to Eligible Directors for each Applicable Fiscal Year, but in no event shall the Board have discretion to increase such number above 5,000.

     (d) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and shall have the following terms and conditions:

     (i) Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of the Plan, Fair Market Value with respect to the exercise price of options granted under Section 5(a) hereof shall be the price at which Shares are sold to the public pursuant to the initial public offering. For all other purposes hereunder, unless otherwise determined by the Board, Fair Market Value shall be the closing price of the Shares for the date of determination or if there were no sales on such date, the most recent prior date on which there were sales, as reported in the Wall Street Journal, or if the Wall Street Journal does not report such closing price, such closing price reported by a newspaper or trade journal selected by the Board. Repricing of options granted under this Article 5 after the date of grant shall not be permitted.

     (ii) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash.

     (iii) Exercisability and Term of Options. Options shall vest and become exercisable immediately, and shall be exercisable until the earlier of ten years from the date of grant and the expiration of the one year period provided in paragraph (iv) below.

     (iv) Termination of Service as Eligible Director. Upon termination of a Participant's service as a director of the Company for any reason, all outstanding options held by such Eligible Director, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date upon which the Participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

     (v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised
only  by  the   Participant   or  by  the   Participant's   guardian   or  legal
representative.

     Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

     (vi) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6.      Adjustment of and Changes in Shares

     In the event of a stock split, stock dividend, extraordinary cash dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder. However, in such event, no change shall be made to the maximum formula amounts set forth in Section 5.

7.      No Rights of Shareholders

     Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.
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8.      Plan Amendments

     The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of shareholders of the Company: (i) increase the number of Shares which may be purchased pursuant to options hereunder, either individually or in the aggregate, except as permitted by Section 6, (ii) change the requirement of Section 5(b) that option grants be priced at Fair Market Value, except as permitted by Section 6, or (iii) modify in any respect the class of individuals who constitute Eligible Directors.

9. Listing and Registration.

     Each Share shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Shares, no such Share may be disposed of unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

10.     Effective Date and Duration of Plan

     The Plan shall become effective on the closing of the initial public offering of the Company's Common Stock (the "Effective Date"), subject to the consummation of such offering. In the event such public offering is not consummated, all options previously granted hereunder shall be canceled and all rights of Eligible Directors with respect to such options shall thereupon cease. The Plan shall terminate the day following the tenth Annual Shareholders Meeting at which Directors are elected succeeding such initial public offering, unless the Plan is extended or terminated at an earlier date by Shareholders or is terminated by exhaustion of the Shares available for issuance hereunder.

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